SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (date of earliest event reported): October 25, 2007


                          REEL ESTATE SERVICES INC.
                          -------------------------
                (Name of Small Business Issuer in its charter)


        Nevada                   000-52490                98-0512515
-----------------------     -------------------        -----------------
(State of incorporation)   (Commission File No.)        (IRS Employer
                                                      Identification No.)

                          198 Valley Glen Heights N.W.
                        Calgary, Alberta, Canada T3B 5P9
                       ----------------------------------
                    (Address of principal executive offices,
                               including Zip Code)


      Registrant's telephone number, including area code: (403) 247-7447


                             103-1575 West 10th Ave
                         Vancouver, B.C., Canada V6J 5L1
                       ----------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.01   Changes in Control of Registrant

     On October 25, 2007 Linda Rutter purchased 1,500,000 shares of the Company's common stock from Ian Pedersen, Jeffrey Hunter and Leah Balderson. The 1,500,000 shares purchased by Ms. Rutter represent approximately 48% of the outstanding shares of the Company's common stock.

     On October 25, 2007 Leah Balderson resigned as an officer and director of the Company and Mr. Pedersen and Mr. Hunter resigned as directors of the Company. Prior to their resignation Ms. Rutter was appointed as President, Chief Financial Officer, Secretary and a director.

     Ms. Rutter is now the sole officer and director of the Company.

     Ms. Rutter, age 62, has been retired for the past five years. Prior to her retirement, Ms. Rutter was an executive assistant for the Catholic school district in Calgary, Alberta.



Item 5.02 Departure of Directors or Principal Officers, Election of Directors, Appointment of Principal Officers.

      See Item 5.01 above.



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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   November 2, 2007                  REEL ESTATE SERVICES INC.



                                          By:   /s/ Linda Rutter
                                                ------------------------------
                                                Linda Rutter, President















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